Exhibit 23.12





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-KSB/A of our report dated March 29, 2001 included in Chadmoore Wireless Group, Inc.'s Registration Statements, Files: No. 33-94508, No. 33-80405, No. 333-30338, and No. 333-30334. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.


ARTHUR ANDERSEN LLP



Las Vegas, Nevada
October 19, 2001